I hereby authorize Alaska Air Group General Counsel and Corporate Secretary Keith Loveless, Managing Director, Board & Shareholder Services Shannon K. Alberts and Assistant Corporate Secretary Irv Bertram to sign on my behalf all Securities & Exchange Commission reports in connection with changes of my beneficial ownership of Alaska Air Group, Inc. securities.

This
Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.


	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this first day of December, 2004.



								 /s/
									  Patricia M. Bedient

STATE OF
WASHINGTON

COUNTY OF PIERCE

	On this 1st day of
December, 2004, Patricia M. Bedient personally appeared before me, and acknowledged that she executed the foregoing instrument for the purposes therein contained.

	IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

						/s/
						Dalene D. Daschofsky



						My Commission Expires:
								  September 30,
2007